EXHIBIT A

JOINT FILING AGREEMENT

     The undersigned hereby agree that the statement on Schedule 13G (Amendment No. 1) dated January 10, 2003 with respect to the Common Stock of United Online, Inc. is, and any amendments thereto (including amendments on Schedule 13G) signed by each of the undersigned shall be, filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934.

     This Agreement may be executed in counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute one and the same instrument.

Date:	January 10, 2003	IDEALAB

By /s/ Bill Gross

Name: Bill Gross

Title: Chairman of the Board and CEO

Date:	January 10, 2003	By /s/ Bill Gross

Name: Bill Gross

Date:	January 10, 2003	CLEARSTONE VENTURE MANAGEMENT I, L.L.C.

By /s/ William Elkus

Name: William S. Elkus

Title: Managing Member

Date:	January 10, 2003	CLEARSTONE VENTURE PARTNERS 1-B, L.P.

By /s/ William Elkus

Name: William S. Elkus

Title: Managing Member of Clearstone Venture Management I, L.L.C., its General Partner

Date:	January 10, 2003	By /s/ William Elkus

Name: William S. Elkus